UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

WESCO AIRCRAFT HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Filed by Wesco Aircraft Holdings, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Wesco Aircraft Holdings, Inc.

Commission File No.: 001-35253

The following is an email that Wesco Aircraft Holdings, Inc. sent to its employees on August 9, 2019 after entering into an Agreement and Plan of Merger, dated as of August 8, 2019, with Wolverine Intermediate Holding II Corporation and Wolverine Merger Corporation.

Wesco’s Next Chapter
August 9, 2019

Wesco Team,

I’m pleased to share some exciting news about Wesco Aircraft’s future. We have agreed to be acquired by an affiliate of Platinum Equity, a well-established private equity investor with a strong track record of success. When this transaction closes, Wesco will become a privately held company, and our shares will no longer trade publicly.

Wesco is expected to be combined with Platinum Equity portfolio company Pattonair, a United Kingdom-based provider of supply chain management services for the aerospace and defense industries. Bringing Wesco and Pattonair together will create a truly global enterprise, benefiting the combined customer base through increased scale and access to new technologies.

This transaction is a strong validation of our customer value proposition and will support the achievement of our Wesco 2020 goals. It will allow us to grow with the market and find new and innovative ways to bring more value to customers, enhance our supplier relationships and create new opportunities for all of our employees.

We expect the transaction to close by the end of calendar year 2019 and will keep you informed throughout this process. For now, it’s business as usual at Wesco; we need you to stay engaged, work as a team and keep a relentless pursuit of service excellence.

Thank you for your dedication to Wesco Aircraft. This is an important and exciting time for our organization, and we would not be here without your hard work and support. I look forward to seeing what we achieve together as we begin this next chapter.

Congratulations,

WESCO LEADERS: To ensure that all employees receive this important information, please print and distribute copies to those who do not have access to email.

Additional Information About the Acquisition and Where to Find It

This communication relates to the proposed merger (the “Merger”) of Wesco Aircraft Holdings, Inc., a Delaware corporation (“Wesco Aircraft”), and Wolverine Merger Corporation, a Delaware corporation (“Merger Sub”) and a direct wholly owned subsidiary of Wolverine Intermediate Holding II Corporation, a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of August 8, 2019, by and among Wesco Aircraft, Parent and Merger Sub (the “Merger Agreement”).

Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Platinum Equity Advisors, LLC. A special meeting of the stockholders of Wesco Aircraft will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger.  Wesco Aircraft expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed Merger between Wesco Aircraft and Merger Sub. The definitive proxy statement will be sent or given to the stockholders of Wesco Aircraft and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF WESCO AIRCRAFT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESCO AIRCRAFT, PARENT, MERGER SUB AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Wesco Aircraft with the SEC at the SEC’s website at www.sec.gov, at Wesco Aircraft’s website at www.wescoair.com or by sending a written request to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: Executive Vice President, Chief Legal and Human Resources Officer.

Participants in the Solicitation

Wesco Aircraft and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Wesco Aircraft’s stockholders in connection with the Merger will be set forth in Wesco Aircraft’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in Wesco Aircraft’s definitive proxy statement for its 2019 Annual Meeting of Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on December 14, 2018. To the extent that holdings of Wesco Aircraft’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain statements contained in this document may be considered forward-looking statements within the meaning of U.S. securities laws, including Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the Merger; (3) the risk that the Merger Agreement may be terminated in circumstances requiring Wesco Aircraft to pay a termination fee of approximately $39 million; (4) the risk that the Merger disrupts Wesco Aircraft’s current plans and operations or diverts management’s attention from its ongoing business; (5) the effect of the announcement of the Merger on the ability of Wesco Aircraft to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (6) the effect of the announcement of the Merger on Wesco Aircraft’s operating results and business generally; (7) the amount of costs, fees and expenses related to the Merger; (8) the risk that Wesco Aircraft’s stock price may decline significantly if the Merger is not consummated; (9) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Wesco Aircraft and others; (10) other factors that could affect the results of Wesco Aircraft’s business such as general economic and industry conditions, changes in military spending, a loss of significant customers or a material reduction in purchase orders by significant customers, suppliers’ ability to provide products in a timely manner, in adequate qualities and at a reasonable cost, and Wesco Aircraft’s ability to maintain effective information technology and warehouse management systems; and (11) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, Wesco Aircraft’s stockholders will cease to have any equity interest in Wesco Aircraft and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Wesco Aircraft’s filings with the SEC, including its Annual Report on Form 10-K for the year ended September 30, 2018 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, Wesco Aircraft undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.